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                                   EXHIBIT 4
                                   ---------

                      EXECUTIVE OFFICERS AND DIRECTORS OF
                       MORGAN STANLEY DEAN WITTER & CO.

       The names of the Directors and the names and titles of the Executive Officers of Morgan Stanley Dean Witter & Co. ("MSDW") and their business
                                                  ----
   addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of MSDW at 1585 Broadway, New York, New York 10036. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to MSDW and each individual is a United States citizen.

   Name, Business Address         Present Principal Occupation
   ----------------------         ----------------------------

*  Philip J. Purcell              Chairman of the Board and Chief Executive
                                  Officer

*  Robert G. Scott                President and Chief Operating Officer

*  Robert P. Bauman               Retired; former Chief Executive Officer of
   Invensys plc                   Smithkline Beecham plc
   Invensys House
   Carlisle Place
   London SW1P 1BX
   ENGLAND

*  Edward A. Brennan              Retired; former Chairman of the Board,
   400 North Michigan Avenue      President and Chief Executive Officer of
   Suite 400                      Sears, Roebuck and Co.
   Chicago, IL 60611

*  John E. Jacob                  Executive Vice President and Chief
   Anheuser-Busch Companies, Inc. Communications Officer of Anheuser-Busch
   One Busch Place                Companies, Inc.
   St. Louis, MO 63118

*  C. Robert Kidder               Chairman of the Board and Chief Executive
   Borden, Inc.                   Officer of Borden, Inc.
   180 East Broad St
   Columbus, OH 43215

*  Charles F. Knight              Chairman of Emerson Electric Co.
   Emerson Electric Co.
   8000 West Florissant
   St. Louis, MO 63136
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*  John W. Madigan                Chairman, President and Chief Executive
   Tribune Company                Officer of Tribune Company
   435 North Michigan Avenue
   Suite 2300
   Chicago, IL 60611

*  Miles L. Marsh                 Former Chairman of the Board and Chief
   W.H. Clark & Associates        Executive Officer of Fort James Corporation
   20 S. Clark St, Suite 2222
   Chicago, IL 60603

*  Michael A. Miles               Special Limited Partner of Forstmann Little &
   1350 Lake Road                 Co.
   Lake Forest, IL 60045

*  Laura D'Andrea Tyson           Dean of the Walter A. Haas School of Business
   Walter A. Haas School of       at the University of California, Berkeley
   Business
   University of Calif., Berkeley
   Berkeley, CA 94720-1900

   Stephen S. Crawford            Executive Vice President and Chief Financial
                                  Officer

   Roger C. Hochschild            Executive Vice President and Chief Strategic
                                  and Administrative Officer

   Donald G. Kempf, Jr.           Executive Vice President, Chief Legal Officer
                                  & Secretary

   Tarek F. Abdel-Meguid          Head of Worldwide Investment Banking

   Zoe Cruz                       Head of Worldwide Fixed Income Division

   John P. Havens                 Head of Worldwide Institutional Equities Group

   Mitchell M. Merin              President and COO, Investment Management

   David W. Nelms                 President and COO, Discover Financial Services
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   Stephan F. Newhouse            Co-President and COO, Institutional Securities
                                  Group

   Vikram S. Pandit               Co-President and COO, Institutional Securities
                                  Group

   Joseph R. Perella              Chairman of Institutional Securities Group

   John H. Schaefer               President and COO, Individual Investor Group

__________
* Director